                                EXHIBIT 10.13

                             Second Amendment to
                        Executive Employment Agreement
                                   between
                       N. Douglas Mills and Valley Bank

                  SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Second Amendment to Executive Employment Agreement is made this ____ day of ______ 199_, between Valley Bank, (hereinafter the "Corporation") and N. Douglas Mills (hereinafter the "Executive").


                                      RECITALS

     WHEREAS, the Corporation has entered into an Executive Employment Agreement with Executive dated September 26, 1996, amended October 30, 1997; and

     WHEREAS, the Corporation and Pacific Community Banking Group, a California corporation ("PCBG") entered into that certain First Restatement of Agreement and Plan of Reorganization dated as of _______________, 1999 (the
"Reorganization Agreement") whereby the Corporation will be acquired and become a wholly-owned subsidiary of PCBG; and

     WHEREAS, Executive is currently a shareholder of the Corporation, and President, Chief Executive Officer and a Director of the Corporation; and

     WHEREAS, following the consummation of the acquisition of the Corporation by PCBG, Executive desires to be retained by the Corporation in accordance with this amended Executive Employment Agreement; and

     WHEREAS, unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

NOW THEREFORE, in consideration of the mutual representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, the Corporation and Executive agree as follows:

     1. Paragraph 1.1 is deleted in its entirety, and the following is substituted, which shall read as follows:

          "EMPLOYMENT - The Corporation shall employ the Executive in an executive position with the Corporation as determined by the Corporation with such duties and responsibilities as may be assigned to Executive from time to time by the Corporation. Executive agrees to serve in such capacity. Executive shall be compensated at the annual rate of $160,000, payable in amounts

                            EXHIBIT 2.1(d)(i)(a)
          consistent with regular payroll periods of Corporation. This Executive Employment Agreement shall not generally be assignable or transferable without the consent of Executive; provided, however, that Executive hereby consents to the assignment and assumption of this Executive Employment Agreement by The Bank of Hemet, Pacific Community Banking Group or their successors or assigns, so long as such successor or assignee has sufficient financial resources and capabilities to honor the terms and conditions of this Executive Employment Agreement."

     2. Paragraph 1.3 is deleted in its entirety, and a new paragraph 1.3 is substituted, which shall read as follows:

          "TERM OF AGREEMENT - The term of this Agreement shall be for not less than one year from the date of consummation of the Reorganization Date, but shall automatically renew for successive one year periods thereafter unless terminated as provided herein. If this Executive Employment Agreement is terminated by the Corporation, the Consulting Agreement attached hereto as EXHIBIT "A," and which is hereby executed and agreed to by the Corporation and Executive (the "Consulting Agreement"), shall become effective as of such date of termination. If this Executive Employment Agreement is terminated by Executive, the Consulting Agreement shall become effective as of the date of such termination by Executive or one year from the date of consummation of the Reorganization Agreement, whichever is later."

     3. Paragraph 2.3 is deleted in its entirety, and a new paragraph 2.3 is substituted, which shall read as follows:

          "CONSUMMATION OF REORGANIZATION AGREEMENT - Upon consummation of the Reorganization Agreement, the Corporation shall pay Executive the sum of $393,992."

     4.   Paragraph 2.5 is added, which shall read as follows:

          "TERMINATION OF EMPLOYMENT BY CORPORATION OTHER THAN CAUSE
          - The Corporation reserves the right to terminate the employment of Executive at any time, without cause, upon notice to Executive, prior to the expiration of the Term of the Agreement in Section 1.3. Such termination shall be effective upon the Corporation giving notice to Executive. In the event the employment of Executive shall be terminated by the Corporation other than for cause or disability, the Corporation and Executive shall then enter into the Consulting Agreement attached hereto as EXHIBIT "A." In the event the employment of Executive shall be terminated by the Corporation other than for cause or disability, the Consulting Agreement shall become effective as of the date of such termination as provided in paragraph 1.3 above."

     5.   Paragraph 3.2 is added, which shall read as follows:

          "SALARY CONTINUATION AGREEMENT - Executive and Corporation agree that Pacific Community Banking Group will not become liable for any obligations under Executive's Salary Continuation Agreement dated October 19, 1995, as amended October 30, 1997, ("Salary Continuation Agreement") unless Pacific Community Banking Group becomes assignee or transferee of the Salary Continuation Agreement. Executive and Corporation hereby further agree that, notwithstanding the consummation of the Reorganization Agreement, Section
          10.1 of the Salary Continuation Agreement will not require the Corporation to accelerate payments due to Executive thereunder until expiration or termination of this Executive Employment Agreement, at which time such payments shall then accelerate and the Consulting Agreement will become effective."

     6.   Paragraph 4.1, as amended, is hereby deleted in its entirety.

     Except as amended hereby, Executive Employment Agreement between Mr. N. Douglas Mills and the Corporation dated September 20, 1996, amended October 30, 1997, shall remain in full force and effect.

     IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first hereinabove written.

                                        EXECUTIVE



                                        _____________________________________
                                        N. Douglas Mills


                                        VALLEY BANK



                                        BY: __________________________________
                                        Marion V. Ashley
                                        Chairman of the Board

                                 CONSULTING AGREEMENT


          I.    PARTIES

                The parties to this Consulting Agreement (the "Agreement") are VALLEY BANK, a California banking corporation (the "Bank"), and N. Douglas Mills, an individual ("Consultant").

          II.   RECITALS

                Consultant is possessed of experience and talents in the management field which will be useful to the Bank in the conduct of its commercial banking enterprise (the "Business").

          III.  HIRING

                Upon the terms and conditions set forth herein, the Bank hereby hires Consultant as an independent contractor of the Bank, not as an employee, and Consultant agrees to provide services to Bank as described herein.

          IV.   DUTIES OF CONSULTANT

                Consultant agrees to provide business development, customer retention, customer development, and management consulting services as requested by the Chairman and Chief Executive Officer of the Bank. Consultant agrees to devote such time as is reasonably required for the performance of these services, including but not limited to attendance at Board meetings and such committee meetings as requested by the Board of Directors or the Chairman and Chief Executive Officer, review of such credit files as may be requested by the Chairman and Chief Executive Officer, develop collection strategies for such loans as may be requested by the Chairman and Chief Executive Officer, work with the officers of the Bank to develop and implement customer retention and business development strategies as requested by the Chairman and Chief Executive Officer, participate in individual consultations with the officers of the Bank as required by the Chairman and Chief Executive Officer, join any advisory board of the Bank, attend all meetings of such advisory board, and assist the Bank in increasing the size of the advisory board with qualified individuals, and provide other services as requested from time to time by the Chairman of the Board of the Bank from time to time. Consultant agrees that, to the best of his ability and experience, he will at all times loyally and conscientiously perform all of the duties and obligations either expressly or implicitly required of him by the terms of this Agreement.

                                       EXHIBIT A

          V.    TERM AND COMMENCEMENT DATE

                Subject to "IX. TERMINATION" below, the term of this Agreement shall commence on _________, ____ ("Commencement Date") as provided in the Executive Employment Agreement and will terminate on ___________, ____ (the "Term"), a term of five (5) years, subject to renewal upon such terms and conditions as shall be agreed upon by the Board and Consultant.

          VI.   DEATH

                If Consultant shall die during the Term, Bank will continue to make such monthly payments to the Consultant's surviving spouse for the remaining Term as provided in Paragraph V above. If the Executive is not survived by any spouse, said payments shall be made to the duly qualified personal representative, executor or administer of his estate.

          VII.  COMPENSATION

                Bank agrees to pay Consultant and Consultant agrees to accept as payment for his services to be performed in accordance with this Agreement a consulting fee in the amount of Four Thousand Six Hundred Fifty Dollars ($4,650) per month, or $55,800 per year ("Base Annual Compensation") commencing on the Commencement Date. Bank agrees to pay Consultant and Consultant agrees to accept the consulting fee under this consulting arrangement with the Bank as payment for his services to be performed in accordance with this Agreement.

          VIII. TIME

                Consultant shall be required to devote such time as is necessary to the performance of his duties as Consultant of Bank. Consultant may, without the prior written consent of Bank, render services directly or indirectly, of a business or commercial nature, to any other person or organization, provided such other person or organization does not compete, directly or indirectly with the Business of the Bank.

          IX.   TERMINATION

                AUTOMATIC TERMINATION. This Agreement automatically terminates if Bank is closed by or taken over by the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation or any other supervisory authority; but in no event shall Consultant's obligations under this Agreement terminate as a result of a sale of assets, acquisition, merger or other like transaction involving Bank, whether or not Bank is the surviving or resulting bank following such a transaction.

          X.    OWNERSHIP OF CUSTOMER RECORDS

                All records of the accounts of customers, and any other records and books relating in any manner whatsoever to the customers of the Bank, whether prepared by Consultant or otherwise coming into his possession, shall be the exclusive property of Bank regardless of who actually purchased the original book or record. All such books and records shall be immediately returned to the Bank by Consultant upon the termination of this Agreement.

          XI.   CONFIDENTIAL INFORMATION

                Without the prior written permission of the Bank in each case, Consultant shall not publish, disclose or make available to any other person, firm or corporation, either during or after the termination of this Agreement, any confidential information which Consultant may obtain during the Employment Period, or which Consultant may create prior to the end of the Term relating to the business of the Bank, or to the business of any customer or supplier of any of them; provided, however, Consultant may use such information during the Term for the benefit of the Bank. Prior to or at the termination of this Agreement, Consultant shall return all documents, files, notes, writings and other tangible evidence of such confidential information to the Bank.

          XII.  COVENANT NOT TO SOLICIT CUSTOMERS OR EMPLOYEES

                Consultant agrees that for a period of twelve (12) months following the termination of this consulting agreement hereunder, consultant will not solicit the banking business of any customer with whom the Bank had done business during the preceding one year period. Consultant further agrees not to solicit the services of any officer or employee of the Bank during such twelve (12) month period.

          XIII. MISCELLANEOUS

                A. ASSIGNMENT AND MODIFICATION. This Agreement and the rights and duties hereunder may not be assigned by any party hereto without the prior written consent of the other and the parties expressly agree that any attempt to assign the rights of any party hereunder without such consent will be null and void.

                B. FURTHER ASSURANCE. From time to time each party will execute and deliver such further instruments and will take such other action as any other party reasonably may request in order to discharge and perform their obligations and agreements hereunder.

                C. FORM OF DOCUMENTS. All instruments, certificates, and other documents to be executed and delivered under this Agreement by any party to the other party shall be in a form satisfactory to the other party.

                D. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

                E. ENTIRE AGREEMENT. Except as provided herein, this Agreement is the entire agreement between the parties, and all prior negotiations, representations, or agreements between the parties are merged into this Agreement.

                F. GOVERNING LAW. This Agreement shall be construed in accordance with California law.

                G. EXECUTED COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.

                H. SECTION HEADINGS. The various section headings are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement or any section thereof.

                I. CALENDAR DAYS; CLOSE OF BUSINESS. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate on the close of business on that day or date and references to "days" shall refer to calendar days.

                J. SEVERABILITY. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions thereof, shall not be affected thereby.

                K. ATTORNEYS' FEES. In the event that any party shall bring an action in connection with the performance, breach, or interpretation hereof, then the prevailing party in such action as determined by the court having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the courts having jurisdiction, all reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such litigation, in such amounts as may be determined in the discretion of the court having jurisdiction.

          XIV.  EXECUTION

                This Agreement is executed at Moreno Valley, California, to be effective as of the Commencement Date.




                    BANK:          VALLEY BANK
                                   a California banking corporation


                                   BY: _________________________________
                                       E. Lynn Caswell
                                       Chairman of the Board



                    CONSULTANT:    ________________________________
                                        N. Douglas Mills